UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) February 10, 2004
                                                        -----------------



                        NEWPORT INTERNATIONAL GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-30587                   23-3030650
          --------                     -------                   ----------
(State of other jurisdiction    (Commission File Number)       (IRS Employer
    or incorporation)                                        Identification No.)



            73061 El Paseo, Suite 202, Palm Desert, California 92260
            --------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (760) 779-0251
                                                           --------------



            73200 El Paseo, Suite 2H, Palm Desert, California 92260
            -------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGE OF CONTROL OF REGISTRANT

         As previously reported, on February 6, 2004, Newport International Group, Inc. (Newport) and its wholly-owned subsidiary, GR Acquisition Corp. (Merger Sub), consummated an Agreement and Plan of Merger (Merger Agreement) with Grass Roots Communications Inc. (Grass Roots). Pursuant to the Merger Agreement, Merger Sub was merged with and into Grass Roots, and Grass Roots survived as Newport's wholly-owned subsidiary. The effective date of the merger in the State of Delaware was February 10, 2004. The purpose of this filing is to amend the Current Report on Regulation S-X and identified in Item 7 below.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) The following financial statements of the business acquired, for the periods specified in Rule 3-05(b) of Regulation S-K, are filed herewith:

                  Financial Statements of Grass Roots Communications, Inc. (a Development Stage Company) for the Year ended December 31, 2003 and for the Periods from June 12, 2002 (Date of Inception) to December 31, 2002 and 2003.

         (b) The pro forma financial information will be filed by amendment.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEWPORT INTERNATIONAL GROUP, INC.



                                        By: /s/ Cery Perle
                                            -------------------------
                                            Cery Perle, President and
                                            Chief Executive Officer

DATED:  April 15, 2004

            Financial Statements of Grass Roots Communications, Inc.

                          (a Development Stage Company)

                      for the Year ended December 31, 2003

                                      and

             for the Periods from June 12, 2002 (Date of Inception)

                         to December 31, 2002 and 2003.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Grassroots Communications, Inc.

We have audited the accompanying balance sheet of Grassroots Communications, Inc. (a development stage company) (the "Company") as of December 31, 2003, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grassroots Communications, Inc. (a development stage company) as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage as of December 31, 2003. As discussed in Note 1 to the financial statements, successful completion of the Company's development program and ultimately the attainment of profitable operations is dependent on future events, including maintaining adequate financing to complete development activities and achieving a level of sales adequate to support the Company's cost structure. In addition, the Company has not generated positive cash flows from operations and does not foresee the generation of significant positive cash flows from operations in the coming year. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                CORBIN & COMPANY, LLP
Irvine, California
February 17, 2004 (March 1, 2004 as to
  paragraph nine of Note 4, and March 12, 2004
  as to paragraph three of Note 10)

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Grassroots Communications, Inc.

We have audited the accompanying balance sheet of Grassroots Communications, Inc. (a development stage company) as of December 31, 2002, and the related statements of operations, shareholders' equity, and cash flows for the period from June 12, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grassroots Communications, Inc. (a development stage company) as of December 31, 2002, and the results of its operations and its cash flows for the period from June 12, 2002 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the period from June 12, 2002 (inception) to December 31, 2002, the Company incurred a net loss of $367,695 and had negative cash flows from operations of $249,446. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 5, 2003

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                   BALANCE SHEET
________________________________________________________________________________

                                                                    DECEMBER 31,
                                                                        2003
                                                                    ____________
ASSETS

Current assets:
     Cash and cash equivalents ...............................      $    80,702
     Due from related party ..................................           23,400
     Prepaid expenses and other current assets ...............            4,000
                                                                    -----------
         Total current assets ................................          108,102

Website development costs ....................................           35,000
Property and equipment, net ..................................           41,284
Deferred financing costs, net ................................          139,860
Other ........................................................            2,228
                                                                    -----------

                                                                    $   326,474
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued expenses ...................      $   243,643
     Current portion of capital lease obligations ............           10,540
     Due to stockholder ......................................           15,000
                                                                    -----------
         Total current liabilities ...........................          269,183

Convertible notes, net of debt discount of $23,658 ...........          684,409
Capital lease obligations, net of current portion ............           16,688
Other long-term liability ....................................            6,426
                                                                    -----------

         Total liabilities ...................................          976,706
                                                                    -----------

Commitments and contingencies

Stockholders' deficit:
     Common stock, $0.00001 par value;
       50,000,000 shares authorized;
       12,304,353 shares issued and outstanding ..............              124
     Additional paid-in capital ..............................        4,790,591
     Deficit accumulated during development stage ............       (5,440,947)
                                                                    -----------
         Total stockholders' deficit .........................         (650,232)
                                                                    -----------

                                                                    $   326,474
                                                                    ===========
________________________________________________________________________________
                                            SEE INDEPENDENT AUDITORS' REPORT AND
                                      ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                                        STATEMENTS OF OPERATIONS
________________________________________________________________________________________________________________
                                                                 FOR THE PERIOD FROM        FOR THE PERIOD FROM
                                                                     JUNE 12, 2002              JUNE 12, 2002
                                        FOR THE YEAR ENDED      (DATE OF INCEPTION) TO      (DATE OF INCEPTION)
                                        DECEMBER 31, 2003          DECEMBER 31, 2002        TO DECEMBER 31, 2003
                                        __________________      ______________________      ____________________

Revenues ...............................    $         -               $         -                $         -

Operating expenses .....................      5,035,653                   366,895                  5,402,548
                                            -----------               -----------                -----------

         Operating loss ................     (5,035,653)                 (366,895)                (5,402,548)
                                            -----------               -----------                -----------

Other (expense) income:
     Interest expense ..................        (11,709)                        -                    (11,709)
     Interest income ...................          1,940                         -                      1,940
     Other expense, net ................        (27,030)                        -                    (27,030)
                                            -----------               -----------                -----------

         Total other expense, net ......        (36,799)                        -                    (36,799)
                                            -----------               -----------                -----------

Loss before provision for
  income taxes .........................     (5,072,452)                 (366,895)                (5,439,347)

Provision for income taxes .............            800                       800                      1,600
                                            -----------               -----------                -----------

Net loss ...............................    $(5,073,252)              $  (367,695)               $(5,440,947)
                                            ===========               ===========                ===========

________________________________________________________________________________________________________________
                                                                            SEE INDEPENDENT AUDITORS' REPORT AND
                                                                      ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                                                                                                               4

                                                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                             STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
                                      FOR THE PERIOD FROM JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002
________________________________________________________________________________________________________________
                                                                                        Deficit
                                                                                      Accumulated
                                                        Common Stock      Additional  During the
                                                    --------------------   Paid-in    Development
                                                       Shares     Amount   Capital       Stage         Total
                                                    -----------   ------  ----------  -----------   -----------

Balance, June 12, 2002 (inception) ...............            -   $   -   $        -  $         -   $         -

Issuance of common stock to founders for
  cash from July 2002 to November 2002
  at $0.0002 per share ...........................    6,450,000      65        1,225            -         1,290
Issuance of common stock for cash from
  August 2002 to December 2002 at per
  share prices ranging from $0.30 to $1.00 .......      731,833       7      383,243            -       383,250
Committed common stock for subscription
  receivable from October 2002 to December
  2002 at per share prices ranging from $0.30
  to $1.00 .......................................      100,000       1       80,999            -        81,000
Issuance of common stock for services rendered
  from July 2002 to November 2002 at per share
  prices ranging from $0.30 to $0.50 .............      142,500       1       62,749            -        62,750
Committed common stock to founders,
  subsequently issued in January 2003 at
  $0.0002 per share ..............................    2,550,000      26          484            -           510
Committed common stock for services rendered,
  subsequently issued in February 2003 at $1.00
  per share ......................................       60,000       1       59,999            -        60,000

Net loss .........................................            -       -            -     (367,695)     (367,695)
                                                    -----------   -----   ----------  -----------   -----------

Balance, December 31, 2002 .......................   10,034,333     101      588,699     (367,695)      221,105

________________________________________________________________________________________________________________
CONTINUED ...                                                               SEE INDEPENDENT AUDITORS' REPORT AND
                                                                      ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                                                                                                               5

                                                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                 STATEMENTS OF STOCKHOLDERS' DEFICIT - CONTINUED

                                                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
                                      FOR THE PERIOD FROM JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002
________________________________________________________________________________________________________________
                                                                                        Deficit
                                                                                      Accumulated
                                                        Common Stock      Additional  During the
                                                    --------------------   Paid-in    Development
                                                       Shares     Amount   Capital       Stage         Total
                                                    -----------   ------  ----------  -----------   -----------

Cancellation of common stock from founders
   in January 2003 and February 2003 at $0.00001
   per share .....................................     (300,000)     (3)           3            -             -
Issuance of common stock for cash from February
  2003 to October 2003 at per share prices ranging
  from $0.45 to $1.70 (including 67,500 shares
  issued to finders) .............................    1,703,353      17    1,232,858            -     1,232,875
Issuance of common stock for services rendered
  in February 2003 at $0.51 per share ............      300,000       4      152,996            -       153,000
Exercise of stock options ........................      566,667       5      324,995            -       325,000
Debt discount for warrants attached to
  convertible debentures in November 2003
  exercisable at $0.75 and $1.25 for common stock             -       -       76,652            -        76,652
Compensation expense for options granted to
  employees in January 2003 and February 2003
  exercisable into common stock at per share
  prices ranging from $0.02 to $0.65 .............            -       -      745,625            -       745,625
Compensation expense for options granted to
  outside consultants from January 2003 to
  October 2003 exercisable into common stock
  for per share prices ranging from $0.02 to $1.50            -       -    1,668,763            -     1,668,763
Net loss .........................................            -       -            -   (5,073,252)   (5,073,252)
                                                    -----------   -----   ----------  -----------   -----------

Balance, December 31, 2003 .......................   12,304,353   $ 124   $4,790,591  $(5,440,947)  $  (650,232)
                                                    ===========   =====   ==========  ===========   ===========

________________________________________________________________________________________________________________
                                                                            SEE INDEPENDENT AUDITORS' REPORT AND
                                                                      ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                                                                                                               6

                                                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                                        STATEMENTS OF CASH FLOWS
________________________________________________________________________________________________________________
                                                                                FOR THE PERIOD    FOR THE PERIOD
                                                                                    FROM              FROM
                                                                                JUNE 12, 2002     JUNE 12, 2002
                                                               FOR THE YEAR       (DATE OF          (DATE OF
                                                                  ENDED         INCEPTION) TO     INCEPTION) TO
                                                               DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                  2003              2002                2003
                                                               ------------     -------------     -------------
Cash flows from operating activities:
     Net loss ............................................     $(5,073,252)      $  (367,695)      $(5,440,947)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
         Depreciation and amortization ...................          29,588             4,109            33,697
         Amortization of debt discount ...................           1,893                 -             1,893
         Loss on sale of property and equipment ..........          29,906                 -            29,906
         Write-off of deposit on Focus Focus.com, Inc. ...
           acquisition ...................................         100,000                 -           100,000
         Amortization of deferred financing costs ........           3,412                 -             3,412
         Common stock issued to consultants for services
           rendered ......................................         153,000           122,750           275,750
         Estimated fair market value of stock options
           issued to employees and consultants for
           services rendered .............................       2,414,388                 -         2,414,388
         Changes in operating assets and liabilities:
              Due from related party .....................         (23,400)                -           (23,400)
              Prepaid expenses and other current assets ..          41,633           (45,633)           (4,000)
              Accounts payable and accrued expenses ......         168,287            37,023           205,310
              Other long-term liability ..................           6,426                 -             6,426
                                                               -----------       -----------       -----------

     Net cash used in operating activities ...............      (2,148,119)         (249,446)       (2,397,565)
                                                               -----------       -----------       -----------

Cash flows from investing activities:
     Change in other assets ..............................          (2,228)                -            (2,228)
     Deposit on acquisition of Focus Focus.com, Inc. .....               -          (100,000)         (100,000)
     Proceeds from sale of property and equipment ........          60,073                 -            60,073
     Website development costs ...........................         (35,000)                -           (35,000)
     Purchases of property and equipment .................         (96,369)          (36,688)         (133,057)
                                                               -----------       -----------       -----------

     Net cash used in investing activities ...............         (73,524)         (136,688)         (210,212)
                                                               -----------       -----------       -----------

Cash flows from financing activities:
     Change in bank overdraft ............................          (6,950)            6,950                 -
     Payments on capital lease obligations ...............          (4,675)                -            (4,675)
     Proceeds from issuance of convertible notes .........         708,067                 -           708,067
     Proceeds from exercise of stock options .............         325,000                 -           325,000
     Advances from stockholder ...........................          15,000                 -            15,000
     Collection of stock subscription receivable .........          81,000                 -            81,000
     Proceeds from issuance of common stock ..............       1,232,875           385,050         1,617,925
     Payment of deferred financing costs .................         (53,838)                -           (53,838)
                                                               -----------       -----------       -----------

     Net cash provided by financing activities ...........       2,296,479           392,000         2,688,479
                                                               -----------       -----------       -----------

________________________________________________________________________________________________________________
CONTINUED ...                                                               SEE INDEPENDENT AUDITORS' REPORT AND
                                                                      ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                                                                                                               7

                                                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                            STATEMENTS OF CASH FLOWS - CONTINUED
________________________________________________________________________________________________________________
                                                                                FOR THE PERIOD    FOR THE PERIOD
                                                                                    FROM              FROM
                                                                                JUNE 12, 2002     JUNE 12, 2002
                                                               FOR THE YEAR       (DATE OF          (DATE OF
                                                                  ENDED         INCEPTION) TO     INCEPTION) TO
                                                               DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                  2003              2002                2003
                                                               ------------     -------------     -------------
Net increase in cash and cash equivalents ................     $    74,836       $     5,866       $    80,702

Cash and cash equivalents, beginning of period ...........           5,866                 -                 -
                                                               -----------       -----------       -----------

Cash and cash equivalents, end of period .................     $    80,702       $     5,866       $    80,702
                                                               ===========       ===========       ===========

Supplemental disclosure of cash flow information:
    Cash paid during the year for:
         Interest ........................................     $         -       $         -       $         -
                                                               ===========       ===========       ===========
         Income taxes ....................................     $         -       $         -       $         -
                                                               ===========       ===========       ===========


Supplemental schedule of non-cash investing and financing activities:

     During the year ended December 31, 2003, the Company entered into capital lease obligations of $31,903 in connection with the purchase of property equipment.

     During the year ended December 31, 2003, the Company issued warrants valued at $51,101 to placement agents in connection with the issuance of the convertible notes and recorded deferred financing costs.

     During the year ended December 31, 2003, the Company issued warrants valued at $25,551 to noteholders in connection with the issuance of the convertible notes and recorded a corresponding debt discount.

     During the year ended December 31, 2003, the Company canceled a total of 300,000 shares of common stock originally issued to founders for the purpose of reissuing the shares to new investors.

________________________________________________________________________________________________________________
                                                                            SEE INDEPENDENT AUDITORS' REPORT AND
                                                                      ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
                                                                                                               8

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 1 - ORGANIZATION

GrassRoots Communications, Inc. (the "Company") is a development stage company that was incorporated in the state of Delaware on June 12, 2002. The Company will sell web-based conferencing services to business professionals, small office and home office companies, and small to medium sized businesses. The Company's product centers on web-based collaborative tools for small-business professionals and features document and application sharing in a collaborative environment. Included in the web-conferencing is the ability to communicate with participants using voice over Internet and video viewing. The product also includes the ability to collaborate via a whiteboard application to annotate drawings and pictures.

The primary means of sales of the product will be through a direct sales force, application download from websites and direct marketing activities. The Company is currently developing partnerships with value-added resellers who exist in both audio/video and networking technologies, as well as manufacturers of networking and audio/video products specific to PC-based web conferencing. The Company has also established sales relationships with office product superstores and computer superstores.

The accompanying financial statements have been prepared on a going concern basis. However, the Company has not generated any revenue since its inception on June 12, 2002, and has incurred net losses of $5,440,947 and had negative cash flows from operations of $2,397,565 since its inception through December 31, 2003. The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its capital requirements by issuing additional equity securities and debt. The outcome of these matters cannot be predicted at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results.

These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

DEVELOPMENT STAGE ENTERPRISE

The Company's planned principal operations have not yet commenced. Accordingly, the Company's activities have been accounted for as those of a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES. All losses since inception have been considered as part of the Company's development stage activities.

STOCK SPLIT

In March 2003, the Company approved a 1-for-2 reverse stock split. All share and per share amounts included in the accompanying financial statements and footnotes have been restated to reflect the reverse stock split for the periods presented.

USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the realization of receivables and the recoverability of long-lived assets. Actual results could differ from these estimates.

RISKS AND UNCERTAINTIES

The Company maintains its cash and cash equivalent accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At December 31, 2003, the Company had balances of approximately $5,000 in excess of the FDIC insurance limit.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's cash and cash equivalents, receivables, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The estimated fair value of its related-party note payable is not determinable as the transaction is with a related party. The carrying amount of the convertible notes approximates estimated fair value of for these financial instruments as management believes the notes bear interest at rates approximating the current rates at which loans with similar terms would be made.

SOFTWARE DEVELOPMENT COSTS

Costs incurred in the research and development of software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. The Company believes that the current process for developing software is essentially completed concurrently with the establishment of technological feasibility; accordingly, no software development costs have been capitalized as of December 31, 2003.

WEBSITE DEVELOPMENT COSTS

The Company capitalizes website development costs in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-02, ACCOUNTING FOR WEBSITE DEVELOPMENT COSTS. During the year ended December 31, 2003, the Company capitalized website development costs of $35,000. Website development costs are amortized on a straight-line basis over one year.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in other income (expense) in the accompanying statements of operations.

LONG-LIVED ASSETS

The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At December 31, 2003, the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products or services will continue, which could result in future impairment of long-lived assets.

DEFERRED FINANCING COSTS

Deferred financing costs represent costs incurred in connection with the issuance of the convertible promissory notes. Deferred financing costs are being amortized over the terms of the related debt agreements. Accumulated amortization of deferred financing costs was $3,412 at December 31, 2003.

STOCK-BASED COMPENSATION

Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and EITF Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING GOODS OR SERVICES. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION--TRANSITION AND DISCLOSURE, effective for fiscal years ending after December 15, 2002. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148 does not amend SFAS No. 123 to require companies to account for their employee stock-based awards using the fair value method. The disclosure provisions are required, however, for all companies with stock-based employee compensation, regardless of whether they utilize the fair value method of accounting described in SFAS No. 123 or the intrinsic value method described in Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES.

The Company has adopted the disclosure requirements of SFAS No. 148 effective January 1, 2003. The adoption of this standard did not have a significant impact on the Company's financial condition or operating results.

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25. As permitted by SFAS No. 123, as amended by SFAS No. 148, the Company has chosen to continue to account for its employee stock-based compensation plans under APB Opinion No. 25 and provide the expanded disclosures specified in SFAS No. 123, as amended by SFAS No. 148. Had employee stock based compensation cost been determined using the fair value method the Company's net loss would have been adjusted to the pro forma amounts indicated below:

                                                     DECEMBER 31,   DECEMBER 31,
                                                         2003           2002
                                                     ------------   ------------

Net loss as reported ............................... $(5,073,252)   $  (367,695)
Add:
    Stock-based compensation expense included in
    reported net loss, net of related tax effects ..     745,625              -
Deduct:
    Total stock-based employee compensation
    expense under fair value based method for all
    awards, net of related tax effects .............    (747,043)             -
                                                     -----------    -----------

Pro forma net loss ................................. $(5,074,670)   $  (367,695)
                                                     ===========    ===========

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

The pro forma amounts reflected above may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense as the options vest and additional options may be granted in future years. The fair value of employee stock options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free rate of return, 2.11%; no dividends during the expected term; no stock volatility; and average life of 3 years.

INCOME TAXES

Income taxes are accounted for in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or all of the deferred tax asset will not be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued FASB Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES. The interpretation defines variable interest entities as those in which equity investment at risk is not sufficient to permit the entity to finance its activities without additional financial support from other parties, or entities in which equity investors lack certain essential characteristics of a controlling financial interest. The primary beneficiary of a variable interest entity is the party that absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests, which are the ownership, contractual, or other interest in an entity. The primary beneficiary is required to consolidate the financial position and results of operations of the variable interest entity. In December 2003, the FASB issued revisions to FASB Interpretation No. 46, resulting in multiple effective dates based on the characteristics as well as the creation dates of the variable interest entities, however, with no effective date later than the Company's first quarter of 2004. The Company does not believe that adoption of this statement will have a material impact on its financial position or results of operations because the Company has no variable interest entities.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 is not expected to have a material impact on the Company's financial position or results of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2003:

         Computer equipment and software .................    $ 38,481
         Furniture and fixtures ..........................       5,806
                                                              --------
                                                                44,287

         Less accumulated depreciation and amortization ..      (3,003)
                                                              --------
                                                              $ 41,284
                                                              ========

Included in property and equipment at December 31, 2003 is $31,903 related to computer software under capital lease arrangements. There is no accumulated amortization related to such assets as the software has not been placed in operation as of December 31, 2003.

NOTE 4 - CONVERTIBLE DEBT

During October and November 2003, the Company issued $354,340 of 8% convertible promissory notes (the "Bridge Financing"). The promissory notes bear interest at 8% per annum and are convertible into shares of the Company's common stock, at anytime, at the option of the holder at an exercise price of $0.75 per share, subject to adjustment, as defined in the promissory note agreements. In connection with the Bridge Financing, the holders of the convertible promissory notes were issued an aggregate of 175,000 warrants to purchase common stock of the Company at an exercise price of $0.75 per share. The warrants are exercisable for a period of

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 4 - CONVERTIBLE DEBT, CONTINUED

five years. The fair value of the warrants at the date of issuance of $25,551 (under the Black-Scholes pricing model) has been recorded as a debt discount. The debt discount will be amortized over the life of the debt, as extended (see below). Amortization of the debt discount amounted to $1,893 during the year ended December 31, 2003, and is included in interest expense in the accompanying statement of operations.

In connection with the Bridge Financing, the Company issued 75,000 warrants to the placement agent for the purchase of common stock of the Company, which are exercisable at $1.25 per share for a period of five years after issuance. There was no value attributed to the warrants at the date of issuance. The principal balance and accrued interest on the promissory notes was due and payable 90 days from the final closing of the Bridge Financing.

In December 2003, following the closing of the Bridge Financing, the Company commenced a private placement offering of 8% convertible promissory notes (the "Follow-on Financing"). The promissory notes bear interest at 8% per annum, and are payable quarterly commencing March 30, 2004. The promissory notes are convertible into shares of the Company's common stock, at anytime, at the option of the holder at an exercise price of $0.75 per share, subject to adjustment, as defined in the promissory note agreements. In connection with the Follow-on Financing, holders of the convertible promissory notes were issued an aggregate of 472,500 warrants to purchase common stock of the Company at an exercise price of $1.25 per share. The warrants are exercisable for a period of five years. There was no value attributed to these warrants at the date of issuance.

Pursuant to the terms of the Follow-on Financing, promissory notes issued in the Bridge Financing were automatically converted into promissory notes issued in the Follow-on Financing on the same terms as those issued in the Follow-on Financing. The Follow-on Financing provides for the holders of the promissory notes issued in the Bridge Financing to retain the common stock purchase warrants issued in the Bridge Financing (see above). In addition, such holders received warrants to purchase an additional 472,500 shares of the Company's common stock, which are exercisable at $1.25 per share for a period of five years following the final closing of the Follow-on Financing. There was no value attributed to these warrants at the date of issuance.

In the event the Company issues any shares of its common stock or issues any options, warrants, convertible preferred stock or convertible debt issuable or convertible into common stock of the Company at an exercise price or conversion price per share less than $0.75 per share within two years following the closing of the Follow-on Financing, then the exercise price of the warrants will reset to such lower price.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 4 - CONVERTIBLE DEBT, CONTINUED

The Company has the right to call all of the warrants, if the stock underlying the warrants has been registered (and that registration statement is still effective), the lock-up restriction, as defined, on the common stock has been lifted, and after the lock-up restriction has been lifted the stock maintains a closing bid price above $3.00 for 15 business days. The Company may redeem the warrants for $0.01 if not exercised within 30 days of the call notification.

In connection with the Follow-on Financing, the Company issued 350,000 warrants to the placement agent for the purchase of common stock of the Company, which are exercisable at $0.75 per share for a period of five years after issuance. The fair value of the warrants at the date of issuance of $51,101 (under the Black-Scholes pricing model) was recorded as a deferred financing cost in the accompanying balance sheet.

In connection with the Bridge Financing and Follow-on Financing, the Company was required to pay a fee of $92,171 to the placement agent. At December 31, 2003, $38,333 is included accounts payable and accrued expenses. The Company has recorded the placement agent fee in deferred financing costs at December 31, 2003, and will amortize these costs over the life of the Follow-on Financing.

Through December 31, 2003, the Company received gross proceeds of $353,727 in connection with the Follow-on Financing. The Follow-on Financing closed in March 2004. The principal balance and accrued interest on the promissory notes is due 24 months from the final closing of the Follow-on Financing. From January 1, 2004 through March 1, 2004, the Company received additional gross proceeds of $1,025,089 and issued additional warrants to purchase 1,366,875 shares of the Company's common stock in connection with the Follow-on Financing. The Company expects to pay additional financing costs of $133,262 related to these additional proceeds in 2004.

Accrued interest on the Bridge Financing and Following-on Financing amounted to $5,724 at December 31, 2003, and is included in accounts payable and accrued expenses in the accompanying balance sheet.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 5 - STOCKHOLDERS' EQUITY

ISSUANCE OF COMMON STOCK TO FOUNDERS

During the period ended December 31, 2002, the Company issued 6,450,000 shares of common stock to the Company's founders in exchange for proceeds of $1,290.

During the period ended December 31, 2002, the Company committed to issue 2,550,000 shares of common stock for proceeds of $510, which were issued in January 2003.

During the year ended December 31, 2003, the Company cancelled 300,000 shares of common stock originally issued to certain founders for the purpose of reissuing the shares to new investors.

ISSUANCE OF COMMON STOCK FOR CASH

During the period ended December 31, 2002, the Company issued 731,833 shares of common stock in exchange for proceeds of $383,250.

During the period ended December 31, 2002, the Company committed to issue 100,000 shares of common stock for proceeds of $81,000 (which were received in January 2003), which were issued in January and February 2003.

During the year ended December 31, 2003, the Company issued a total of 1,703,353 shares of common stock in exchange for proceeds totaling $1,232,875, including 67,500 shares issued to finders.

ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED

During the period ended December 31, 2002, the Company issued 142,500 shares of common stock in exchange for various consulting services rendered, which were recorded at the estimated fair market value of the stock issued of $62,750. In addition, the Company committed to issue 60,000 shares of common stock in exchange for services rendered, which were recorded at the estimated fair market value of the stock to be issued of $60,000. In February 2003, these committed shares were issued.

During the year ended December 31, 2003, the Company issued 300,000 shares of common stock in exchange for various consulting and legal services rendered at the fair market value of the stock issued of $153,000.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 6 - STOCK OPTIONS AND WARRANTS

WARRANTS

During February 2003, the Company issued warrants to certain stockholders for the purchase of 400,000 shares of the Company's common stock at exercise prices of $1.00 to $1.50 in connection with the offering of common stock. The warrants expired in September 2003 unexercised.

During October 2003, the Company issued warrants to certain stockholders for the purchase of 280,001 shares of the Company's common stock, which are exercisable at $1.25 per share for a period of three years from the date of issuance in connection with the offering of common stock.

In connection with the Bridge Financing and Follow-on Financing (see Note 4), the Company issued warrants to purchase a total of 1,545,000 shares of common stock with exercise prices ranging from $0.75 to $1.25 per share in fiscal 2003. The warrants are exercisable over a period of five years. The warrants were valued at $76,652 using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 2.11%; no volatility; estimated life of 3 years, and no dividend expected during the term.

A summary of the activity of the Company's outstanding warrants at December 31, 2003 and changes since the date of inception is presented below:

                                                                WEIGHTED AVERAGE
                                                     SHARES      EXERCISE PRICE
                                                   ----------   ----------------

Outstanding, June 12, 2002 (date of inception) ...          -        $   -
   Granted .......................................          -            -
                                                   ----------        -----

Outstanding, December 31, 2002 ...................          -            -
   Granted .......................................  2,225,001         1.13
   Exercised .....................................          -            -
   Expired .......................................   (400,000)        1.25
                                                   ----------        -----

Outstanding and exercisable, December 31, 2003 ...  1,825,001        $1.11
                                                   ==========        =====

As of December 31, 2003, the weighted-average remaining contractual life of the warrants is 4.61 years.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 6 - STOCK OPTIONS AND WARRANTS, CONTINUED

The following table summarizes the activity of common stock warrants as of December 31, 2003:

                            Warrants Outstanding and
                                  Exercisable
                         ------------------------------
                                      Weighted Average
                                          Remaining          Weighted
         Range of                      Contractual Life       Average
      Exercise Prices      Number         (In Years)       Exercise Price
      ---------------    ---------    -----------------    --------------

           $0.75           525,000           4.90              $0.75
           $1.25         1,300,001           4.49              $1.25
                         ---------
                         1,825,001
                         =========
OPTIONS

In 2002, the Company adopted the 2002 Stock Incentive Plan (the "2002 Plan") under which direct stock awards or options to acquire shares of the Company's common stock may be granted to employees and non-employees of the Company. The Company has authorized 6,000,000 shares of the Company's common stock for grant under the 2002 Plan. The 2002 Plan is administered by the Board of Directors and permits the issuance of options for the purchase of up to the number of available shares outstanding. Options granted under the 2002 Plan vest in accordance with the terms established by the Company's stock option committee and generally terminate five years after the date of issuance.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 6 - STOCK OPTIONS AND WARRANTS, CONTINUED

A summary of the activity of the Company's stock option plan since the date of inception is presented below:

                                                                WEIGHTED AVERAGE
                                                   SHARES        EXERCISE PRICE
                                                 ----------     ----------------

Outstanding, June 12, 2002 .................              -           $   -
   Granted .................................        287,500            0.72
                                                 ----------           -----

Outstanding, December 31, 2002 .............        287,500            0.72
   Granted .................................      9,427,015            0.70
   Exercised ...............................       (566,667)           0.57
   Expired .................................     (3,163,889)           0.34
                                                 ----------           -----

Outstanding, December 31, 2003 .............      5,983,959           $0.91
                                                 ==========           =====

Exercisable, December 31, 2003 .............      4,227,709           $0.89
                                                 ==========           =====

Exercisable, December 31, 2002 .............        287,500           $0.72
                                                 ==========           =====

The fair value of options granted during 2003 and 2002 was $0.28 and $0, respectively.

As of December 31, 2003, the weighted-average remaining contractual life of the options is 4.25 years. At December 31, 2003, 16,041 shares are available for grant under the 2002 Plan.

The following table summarizes the status of stock options outstanding at December 31, 2003:

                          Options Outstanding                                 Options Exercisable
                    -------------------------------                      -----------------------------
                                   Weighted Average                                       Weighted
                                      Remaining          Weighted                          Average
    Range of          Number       Contractual Life       Average           Number      Exercise Price
 Exercise Prices    Outstanding       (In Years)       Exercise Price    Exercisable      Per Share
 ---------------    -----------    ----------------    --------------    -----------    --------------
  $0.02 - $0.75      3,401,667            4.14             $0.22          2,629,792         $0.27
  $1.25 - $3.40      2,582,292            4.54             $1.82          1,597,917         $1.90
                     ---------                                            ---------
                     5,983,959                                            4,227,709
                     =========                                            =========

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 6 - STOCK OPTIONS AND WARRANTS, CONTINUED

COMPENSATION EXPENSE RELATED TO STOCK OPTION GRANTS

During the year ended December 31, 2003, the Company granted 7,445,765 options to purchase common stock to non-employees for services performed at exercise prices ranging from $0.02 to $2.00 per share. As a result, the Company recorded consulting expense of $1,668,763 under SFAS No. 123, which is included in operating expenses in the accompanying statement of operations. Substantially all of these options vested immediately. The fair value of the options was determined using the Black-Scholes option-pricing model with the following assumptions: estimated life of 36 months; no stock volatility; average risk-free interest rate of 2.11%; and no dividends during the expected term.

During 2003, options to purchase an aggregate of 1,525,000 shares, with a weighted-average exercise price of $0.02 per share, were granted with below market exercise prices. No options were granted during the period ended 2002 with below market exercise prices. Included in the accompanying statement of operations is $745,625 of compensation expense recorded under APB Opinion No. 25 during the year ended December 31, 2003, associated with such option grants. The expense equals the difference between the fair market value of our common stock on the grant date and the exercise price of the stock options and is recognized ratably over the vesting period of the stock options, currently ranging up to 24 months. The Company expects to record an additional $745,625 of compensation expense under APB Opinion No. 25 related to the future vesting of these employee options. During 2003, options to purchase an aggregate of 456,250 shares, with a weighted average exercise price of $1.73 per share, were granted to employees with exercise prices at or above fair market value.

NOTE 7 - INCOME TAXES

The tax effects of temporary differences that give rise to deferred taxes at December 31, 2003 are as follows:

      Deferred tax asset:
          Net operating loss carryforward ........................  $ 1,210,000
          Expenses recognized for granting of options and warrants      966,000
                                                                    -----------
               Total gross deferred tax asset ....................    2,176,000

          Less valuation allowance ...............................   (2,176,000)
                                                                    -----------

               Net deferred tax asset ............................  $         -
                                                                    ===========

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 7 - INCOME TAXES, CONTINUED

A reconciliation of income taxes computed at the federal statutory rate of 34% to the provision for income taxes is as follows for the years ended December 31, 2003 and 2002:

                                                       2003             2002
                                                   -----------      -----------

Tax benefit at statutory rates ...............     $(1,725,000)     $  (125,000)

Difference resulting from:
     State taxes .............................        (305,200)         (19,200)
     Changes in valuation allowance ..........       2,031,000          145,000
                                                   -----------      -----------

                                                   $       800      $       800
                                                   ===========      ===========

The valuation allowance increased by approximately $2,031,000 and $145,000 during the years ended December 31, 2003 and 2002, respectively. No current provision for income taxes, other than California minimum tax of $800, is required for the years ended December 31, 2003 and 2002 since the Company incurred taxable losses during the year.

The Company has approximately $3,025,000 in Federal and California State net operating loss carryforwards as of December 31, 2003, which, if not utilized, expire through 2023 and 2013, respectively.

Under the Tax Reform Act of 1986, the benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. The impact of any limitations that may be imposed for future issuances of equity securities, including issuances with respect to acquisitions, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company's continued losses and uncertainties surrounding the realization of the net operating loss carryforwards, management has determined that the realization of the deferred tax assets is questionable. Accordingly, the Company has recorded a valuation allowance equal to the net deferred tax asset balance as of $2,185,000.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 8 - COMMITMENTS AND CONTINGENCIES

CAPITAL LEASES

The Company leases certain computer software under a capital lease that expires in July 2006. Terms of the lease call for monthly payments of $976, at an implicit rate of interest of 9% per annum (the incremental borrowing rate). The assets and liabilities under the capital lease are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The asset will be depreciated over its estimated useful life once it is placed in service.

The following is a schedule of future minimum payments under capital leases:

         YEARS ENDING
         DECEMBER 31,
         ------------

            2004 .......................................   $ 11,711
            2005 .......................................     11,711
            2006 .......................................      6,832
                                                           --------
                                                             30,254

            Less amounts representing interest .........     (3,026)
                                                           --------

            Present value of minimum lease payments ....     27,228

            Less current portion .......................    (10,540)
                                                           --------

            Long-term obligation .......................   $ 16,688
                                                           ========

OPERATING LEASES

The Company leases its office facilities and certain equipment under noncancelable operating leases, which require monthly payments ranging from $100 to $3,200, and expire at various dates through February 2008. In addition, the Company subleases an office facility in Irvine, California to an unrelated entity. The sublease agreement provides for rent charges of approximately $3,200 per month through January 31, 2005. Rent expense, net of sublease income of approximately $16,000 in 2003, amounted to $54,362 and $4,455 for the year ended December 31, 2003 and the period from June 12, 2002 (date of inception) to December 31, 2002, respectively.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 8 - COMMITMENTS AND CONTINGENCIES, CONTINUED

Future annual minimum payments, net of sublease income, required under noncancelable operating lease obligations, consist of the following at December 31, 2003:

                        FUTURE MINIMUM      LESS: SUBLEASE      NET MINIMUM
                        LEASE  PAYMENTS         INCOME        LEASE PAYMENTS
                        ---------------     --------------    --------------

      2004 .............    $ 73,400           $ 38,400           $ 35,000
      2005 .............      57,600              3,200             54,400
      2006 .............       3,700                  -              3,700
      2007 .............       1,100                  -              1,100
      2008 .............         200                  -                200
                            --------           --------           --------

                            $136,000           $ 41,600           $ 94,400
                            ========           ========           ========

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with certain of its key employees. Such contracts provide for minimum annual salaries aggregating approximately $878,000, $908,000 and $206,000 during the years ended December 31, 2004, 2005 and 2006, respectively. In the event of termination of certain employment agreements by the Company without cause, the Company would be required to pay continuing salary payments for specified periods in accordance with the employment contracts.

CONSULTING AGREEMENT

In January 2003, the Company entered into a consulting agreement with a stockholder to provide various business and financial services, including marketing strategies, corporate finance, and strategic development. The agreement will continue indefinitely unless otherwise modified. The agreement requires the Company to grant stock and stock options for services rendered. In connection with the consulting agreement, the Company granted options to purchase 187,500 shares of the Company's common stock, which immediately vested, are exercisable at $0.02 per share and expire in December 2007 (see Note 6). The Company estimated the value of these options at approximately $184,000, which has been recorded as consulting expense in the accompanying statement of operations for the year ended December 31, 2003. In addition, during 2003 the Company issued 112,500 shares of common stock valued at $57,375 (estimated fair value of the shares at date of issuance) to the stockholder for services rendered under the agreement. Such amount is included in consulting expense in the accompanying statement of operations.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 8 - COMMITMENTS AND CONTINGENCIES, CONTINUED

INDEMNITIES AND GUARANTEES

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California. In connection with its facility leases, the Company has indemnified its lessor for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

LITIGATION

On January 6, 2003, the Company entered into a stock purchase agreement (the "Agreement") with Focus Focus.com, Inc. ("Focus Focus") to purchase all of the issued and outstanding capital stock of Focus Focus for cash of $150,000 and promissory notes payable for $1,560,000. In May 2003, the Company received a letter from counsel for the former owners of Focus Focus advising the Company that it was in breach of the Agreement and promissory notes for failing to make scheduled monthly payments. Shortly thereafter, the Company returned the acquired assets and the Focus Focus stock to the former owners of Focus Focus.

In connection with the Agreement, the Company entered into three-month consulting agreements with the former owners of Focus Focus to perform certain consulting services for the Company. As consideration for the services rendered, the Company granted options to purchase 500,000 shares of the Company's common stock, which had an exercise price of $0.02 per share, and vested immediately. The Company contends that the former owners of Focus Focus did not perform under these consulting agreements, and accordingly, cancelled the options and recorded no consulting expense in the accompanying financial statements for the year ended December 31, 2003.

In connection with the Agreement, the Company paid $212,392 to the former owners of Focus Focus (including the original purchase price of $150,000), all of which is included in general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2003.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 8 - COMMITMENTS AND CONTINGENCIES, CONTINUED

No litigation has been filed by either party. However, there is no guarantee that litigation will not arise in this matter.

The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matter will have a material effect on the Company's financial position or results of operations.

NOTE 9 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2003, the Company paid $23,400 of personal expenses on behalf of the Company's majority stockholder, who is also an officer of the Company. Such amount is included in due from officer in the accompanying balance sheet. During the period January 1, 2004 through February 17, 2004, the Company paid an additional $113,054 of personal expenses on behalf of the majority stockholder and officer. The majority stockholder and officer intends to repay the receivable balance by March 31, 2004.

In September 2003, a stockholder advanced $15,000 to the Company. The advances do not bear interest and are payable on demand. No amounts have been repaid as of February 17, 2004.

See Note 8 for expenses recorded related to a stockholder consulting agreement.

NOTE 10 - SUBSEQUENT EVENTS

On February 6, 2004, Newport International Group, Inc., a Delaware corporation ("Newport"), and its wholly owned subsidiary, GR Acquisition Corp., a Delaware corporation ("Merger Sub"), consummated an Agreement and Plan of Merger (the "Merger Agreement") with the Company. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, and the Company survived as Newport's wholly owned subsidiary. The effective date of the merger in the State of Delaware was February 10, 2004. At the effective time of the merger, the stockholders of the Company exchanged their securities for approximately 12,300,000 shares of Newport's restricted common stock, representing approximately 93% of the common stock of Newport. As the stockholders of the Company now exercise control of the combined entity after the completion of the merger, the transaction has been accounted for as a reverse acquisition. Under reverse acquisition accounting, the Company's historical financial statements will become those of Newport.

________________________________________________________________________________

                                                 GRASSROOTS COMMUNICATIONS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           FOR THE PERIOD JUNE 12, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003
________________________________________________________________________________

NOTE 10 - SUBSEQUENT EVENTS, CONTINUED

On February 16, 2004, the Company entered into a 39-month non-cancelable lease for a 4,150 square foot office facility in Phoenix, Arizona, which commences March 1, 2004. Under the terms of the lease, the Company is required to pay initial monthly base rent of $2,615, plus common area, insurance and property tax expenses. The base rent will be adjusted annually based on the Consumer Price Index ("CPI").

On March 12, 2004, the Company entered into a 5-year non-cancelable lease for a 4,160 square foot office facility in Palm Desert, California to replace its existing corporate facility. The lease requires the Company to pay initial monthly base rent of $5,154, plus common area, insurance and property tax expenses. The base rent will be adjusted annually based on CPI. The lease is set to commence on April 1, 2004.






________________________________________________________________________________
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